EXHIBIT 99.1

AntriaBio Announces Closing of Bridge Financing

-Company prepares to advance innovative lead product candidate, AB101, for the treatment of diabetes into clinical development-

MENLO PARK, CA – (January 16, 2014) – AntriaBio, Inc. (OTCQB: ANTB) a biopharmaceutical company focused on developing novel therapeutics for the diabetes market, announced today that it has closed a $2.7 million bridge note financing (the “Bridge Financing”) in an exempt private placement transaction with a number of accredited investors. Paulson Investment Company, Inc. served as the Company’s sole placement agent in the transaction.

The Company plans on raising additional funds in a private placement transaction in the first quarter of 2014 as it prepares for clinical studies for its lead product candidate, AB101, a proprietary, microsphere formulation of insulin that has the potential to be administered once per week and transform the treatment paradigm in the more than $8 billion a year basal insulin market.

Nevan Elam, AntriaBio’s Chairman and CEO stated, “Securing sufficient funding this quarter is critical to advance our clinical development plans for AB101 and this Bridge Financing is the first step in our funding strategy.”

The Bridge Financing will be used for general corporate purposes including the establishment of a cGMP manufacturing facility in the greater Denver, Colorado area. Pursuant to the terms of the Bridge Financing, the Company issued 8% unsecured convertible promissory notes with warrants to purchase shares of common stock at an exercise price of $0.315. The warrants issued in connection with the Bridge Financing will expire three (3) years from their issue date. AntriaBio received net cash proceeds of $2.7 million in the Bridge Financing, excluding placement agent compensation, transaction costs, fees and expenses in the Bridge Financing.

Additional details about the offering will be filed today on AntriaBio’s Form 8-K with the Securities and Exchange Commission and available under “Investor Relations—SEC Filings” at www.antriabio.com.

The unsecured convertible promissory notes, the warrants, and any other securities offered in the Bridge Financing or any other securities to be offered in any proposed future private placement (collectively, the “Securities”) have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction.  Because the Securities are not registered, the Securities may not be offered or sold in the United States absent registration or an exemption from registration. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act and shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sales of the securities mentioned in this press release in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About AntriaBio, Inc.
AntriaBio is a biopharmaceutical company focused on developing novel therapeutic products for the diabetes market. AntriaBio's development strategy combines FDA approved pharmaceutical agents with its proprietary delivery technology. AntriaBio's lead product candidate is AB101, an injectable once-a-week basal insulin for Type 1 and Type 2 diabetes.

For more information visit: www.antriabio.com.

Forward-Looking Statements
This release, like many written and oral communications presented by AntriaBio, Inc., and our authorized officers, may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by use of words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “seek,” “strive,” “try,” or future or conditional verbs such as “could,” “may,” “should,” “will,” “would,” or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, AntriaBio undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

AntriaBio, Inc. Contact:
Jenene Thomas
Investor Relations and Corporate Communications Advisor
Jenene Thomas Communications, LLC
(908) 938-1475

Source: AntriaBio, Inc.

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